                                                                      EXHIBIT 14

                        EQUITY LIFESTYLE PROPERTIES, INC.
                       BUSINESS ETHICS AND CONDUCT POLICY

                                REVISED JULY 2005

               The enclosed Business Ethics and Conduct Policy sets forth certain guidelines Equity LifeStyle Properties, Inc. expects its officers, directors and employees to follow in the conduct of its business. Each officer, director and employee of Equity LifeStyle Properties, Inc. and its subsidiaries must complete and sign the acknowledgement card enclosed herein. This acknowledgement should be returned to the General Counsel's office in Chicago.



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


I.       INTRODUCTION

         This Policy sets forth the basic guidelines which Equity LifeStyle Properties, Inc. and its subsidiaries (collectively, the "Company") expects its officers, directors, management, and other employees to follow in conducting business on behalf of the Company with the Company's customers, the general public, creditors, suppliers and competitors, governmental entities and with fellow Company personnel. This Policy supplements and is in addition to the information contained in the Employee Handbook previously distributed to you. The Company reserves the right to modify this Policy from time to time.

         No policy can be complete in all respects. Good judgment based upon an understanding of the laws, regulations, and canons of ethics is the best safeguard against improper or unethical conduct. Each employee is expected to attain a level of understanding of this Policy which will permit the proper exercise of such judgment, and to seek legal counsel in those circumstances where such judgments could be questioned.

         The Company's internal auditors and legal staff will monitor compliance with this Policy to assure that the Company conducts itself in a manner consistent with its obligations to society and its stockholders. In addition, those with management responsibilities within any area covered by this Policy may periodically be required to complete the "Management Representation of Compliance with Company Policies" - a written assurance of compliance with the legal and ethical principles set forth in this Policy. The form of this questionnaire is set forth at the end of this Policy.

A.       GENERAL POLICY

         The Company and its personnel will at all times transact business in full compliance with the law and in accordance with the highest principles of honesty and ethical conduct. Each employee should endeavor to deal fairly with the Company's customers, suppliers, competitors and employees. No employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair-dealing practice.

         These Policy guidelines are to be strictly adhered to at all times and under all circumstances. Policy violations will result in disciplinary action, including, if appropriate, discharge from employment.

B.       SCOPE

         The guidelines set forth in this Policy apply to all Company personnel and all Company related transactions. Every director, officer and employee must be familiar with and comply with this Policy. Moreover, those with supervisory responsibilities must


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ensure that employees under their direction or control are acquainted with applicable portions of the Policy. Company officers and directors should also be aware that there are special legal requirements, not covered by this Policy, which apply to corporate fiduciaries.

         The Company's commitment to full compliance applies to all applicable laws, regulations and judicial decrees of the United States (federal, state and local) and of other countries where the Company transacts its business. Portions of this Policy concentrate on laws and regulations which are particularly relevant to our business activities; however, this special emphasis on relevant areas of law does not limit the general policy requiring full compliance with all applicable laws and regulations.

         In addition to compliance with all legal requirements, each officer, director and employee must adhere to the overriding ethical and professional standards generally governing the conduct of business. The Company's interests are not served by any unethical practice or activity even though not in technical violation of the law.

C.       EFFECT OF POLICY VIOLATION

         Any knowing violation of the laws, regulations, or principles of ethics set forth in this Policy will be grounds for disciplinary action or dismissal from employment, and may subject the employee or former employee to civil liability and/or criminal prosecution under appropriate law. Any employee who knowingly authorizes or permits another to engage in a violation will also be subject to disciplinary action, dismissal, and other penalties.

D.       EMPLOYEE RESPONSIBILITIES AND RIGHTS UNDER POLICY

         Every employee is obliged to strictly adhere to this Policy at all times and under all circumstances. Any employee who is aware of violations or potential violations of laws, rules, regulations or this Policy has a duty to advise his supervisor, or the General Counsel's office. Further, any uncertainties regarding legal or ethical issues involving Company affairs or doubts about the best course of action in a particular situation requires the employee to seek the advice of the General Counsel's office for clarification. An error in failing to secure advice or report policy violations could be costly to the individual and to the Company.

         It is the right of every employee to report other persons' (individual or Company) violations or seek the advice of the General Counsel's office without risk to the employee's job status or position by reason of such report or inquiry. It is the policy of the Company not to allow retaliation for reports of misconduct by others made in good faith by employees. Employees are expected to cooperate in internal investigations of misconduct.

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E.       DEFINITIONS

         The terms "personnel" and "employee" apply to all Company officers, directors, managers, and other employees. "General Counsel's office" refers to the internal legal counsel of the Company.

F.       ADDITIONAL INFORMATION

         Additional copies of this Policy are available from the Human Resources Department or the General Counsel's office. Any employee in doubt about whether this Policy applies to a particular transaction or uncertain about the proper course of conduct to follow, should contact the General Counsel's office which is available to answer questions and provide guidance.

II.      CONFLICTS OF INTEREST, CORPORATE OPPORTUNITIES AND
         VIOLATIONS OF TRUST

A.       GENERAL

         The Company is determined to build and maintain a high standard of business ethics in the conduct of its affairs. Accordingly, this places a heavy responsibility on all employees of the Company on whose character and judgment the confidence of the public ultimately depends. The responsibility is shared by all employees, but obviously it rests in special measure on the directors and officers of the Company and on those management employees by whose decisions and advice the Company is guided.

         This portion of the Policy deals with one aspect of that responsibility
- the avoidance of circumstances which might, in fact or in appearance, cause an individual to place his or her own interest above his or her obligations to the Company. The words "in appearance" should be noted particularly since the appearance of an action might tend to impair confidence even though the individual may not actually do anything wrong. The requirements of this Policy Statement are in addition to any provisions of law pertaining to this subject.

         For the purpose of this Policy, the interest of each director, officer or employee includes any interests of their immediate family: (a) spouse and children under the age of eighteen (18) and (b) children who are eighteen (18) years of age or older, parents, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law provided that the director, officer or employee has knowledge of such persons conflict of interest under this Policy.


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         1.       FINANCIAL INTERESTS IN COMPANY TRANSACTIONS

         It is the duty of each director, officer and employee to avoid having any financial interest in any transaction between the Company, any of its subsidiaries and a third party which might conflict with the proper performance of his or her corporate duties or responsibilities, or which might tend to adversely affect his or her independent judgment with respect to such transaction.

         Accordingly, (a) unless, in the case of directors and officers, specifically approved by the Board of Directors after full disclosure of all relevant facts or (b) unless, in the case of other employees, specifically approved by appropriate supervisors (i.e. Regional Vice President and Executive Vice President-Operations) and the General Counsel, and if necessary as determined by such supervisors and General Counsel, approved by the Board of Directors of the Company after full disclosure of all relevant facts:

         a. No director, officer or employee shall own a direct or indirect interest in any supplier, contractor, subcontractor, competitor, customer or other entity with which the Company does business.

         This Policy is not intended to preclude ownership of publicly-traded securities of a corporation with which the Company or any of its subsidiaries has dealings; nor is it intended to preclude ownership of other security holdings which could not be used to exert any influence whether because of their relatively small size or because of the insignificance of the company's dealings with the Company. Accordingly, ownership of securities which are traded on a public stock exchange and ownership of securities where the aggregate amount owned by the director, officer or employee constitutes less than two and one half percent (2.5%) of the securities shall not be deemed to involve financial interest prohibited by this Policy.

         The above exception notwithstanding, purchases and sales of securities and other property should be avoided which are so timed in relation to the Company's or any of its subsidiaries' operations that they might be regarded or viewed as attempting to profit by using improperly obtained special knowledge of the Company's investment intentions or other confidential information obtained by reason of official positions.

         b. No director, officer or employee shall acquire property with the knowledge that its value is likely to be benefited by action that the individual is aware is being considered by the Company.

         c. No director, officer or employee shall acquire any property where confidential or unpublished information, obtained through the Company or in course of performing duties for the Company, has in any way been utilized in such acquisition.



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

         d. No director, officer or employee shall appropriate or divert to others any business opportunity in which it is known or could reasonably be anticipated that the Company would be interested.

         e. No employee may use corporate property, information or position for improper personal gain, and no employee may compete with the Company directly or indirectly. Directors, officers and employees owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

         f. No officer or employee shall be employed by or hold any officership, directorship, partnership or other official position in a business or professional firm or corporation outside of the Company, without the consent of the Audit Committee of the Board of Directors of the Company.

         g. All officers and full time employees should avoid outside business activities which may conflict with their ability to devote their efforts full-time to the business of the Company.

         In many cases, a potential conflict of interest or violation of trust may be avoided by making a full disclosure of the facts prior to any transaction thereby permitting the Company to make an informed, independent decision regarding the transaction. Such disclosure should be made to the General Counsel's office via use of the Related Party Disclosure form or other direct communication with the General Counsel. The Company reserves the right to condition the approval of any specific transaction on such terms and conditions as the Company in its sole discretion may require including, but not limited to, specific financial reporting and audit requirements.

         2.       BENEFITS, FAVORS, GIFTS AND ENTERTAINMENT

         It is the duty of each director, officer or employee to avoid receipt of benefits, favors, gifts and entertainment which might conflict with the proper performance of his or her corporate responsibilities, or which might tend to adversely affect his or her independent judgment on behalf of the Company or any of its subsidiaries.

         If the benefit, favor or gift is more than a token gift of insubstantial value and is offered in return for or in expectation of corporate business, it should not be accepted. In regard to acceptance of business entertainment, it is recognized that entertainment often may be incidental to business relationships of value to the Company. But expensive hospitality should not be accepted unthinkingly. Before expensive hospitality is accepted, the individual should be satisfied that it is consistent with the best interests of the Company and consistent with this Policy.



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         3.       DISCLOSURE

         It is the duty of each director, officer or employee, when he or she finds that he or she has an interest or affiliation which might conflict with the proper performance of his or her corporate duties or responsibilities or which might tend to adversely affect his or her independent judgment on behalf of the Company, or when he or she finds himself or herself in doubt as to the proper application of this Policy, to report the facts to the General Counsel or Chairman of the Audit Committee and be guided by the instructions he or she receives from the General Counsel or Chairman. Except as otherwise directed by those instructions, he or she should refrain from participating in any matters which might reasonably be affected by his or her adverse interest. The Chairman of the Audit Committee will advise the auditors of the Company of any matters approved by the Board of Directors pursuant to this Policy.

B.       SPECIFIC EXAMPLES OF CONFLICTS OR VIOLATIONS

         It may be considered to be in conflict with the Company's interest, or a violation of trust for a director, officer or employee or any immediate member of their family:

         1. to have an undisclosed interest in or involvement with any organization which has business dealings with the Company where there is an opportunity for preferential treatment to be given or received, except where such an interest comprises securities in widely-held corporations which are quoted and sold on the open market and the interest is not material (less than two and one half percent of the outstanding securities);

         2. to buy, sell or lease any kind of property, facilities or equipment from or to the Company or to any company, firm or individual who is or is seeking to become a contractor, supplier or customer without disclosing (and obtaining permission) prior thereto;

         3. to accept commissions, a share in profits (other than dividends or interest on securities of widely-held corporations) or other payments, loans (other than with established banking or financial institutions), services, excessive entertainment and travel, or gifts of more than nominal value, from any individual or organization doing or seeking to do business with the Company; or

         4. to take advantage of any opportunity for personal gain that rightfully belongs to the Company. This would include business opportunities of which an employee becomes aware because of their employment by the Company. Such opportunities must be offered to the Company.



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C.       EFFECT OF VIOLATIONS

         As with any other violation of Policy, a violation of the above conflict of interest and corporate opportunity provisions will be grounds for disciplinary action including possible dismissal from employment, and may subject the director, officer or employee to civil liability and/or criminal prosecution under appropriate law. Even so, not every potential conflict of interest is a Policy violation - under some circumstances following a full disclosure by the director, officer or employee, the Board of Directors or senior management of the Company, as provided in this Policy, may determine to engage in a particular transaction which is beneficial to the Company notwithstanding the potential conflict or to permit the director, officer or employee to engage in such transaction. In such a case, the above conflict of interest provisions are not violated. Therefore, the effect of a particular conflict of interest will depend upon the nature of the conflict, its disclosure by the director, officer or employee, its effect upon the Company and the means available to recompense loss or prevent future injury.

III.     COMPLIANCE WITH LAWS, RULES AND REGULATIONS

A.       COMPLIANCE WITH GOVERNMENTAL AUTHORITY

         The Company and its directors, officers and employees shall comply with the laws, regulations, decrees and orders of every governmental agency, regulatory authority, and judicial body having jurisdiction over the Company's operations. The Company holds information and training sessions to promote compliance with laws, rules and regulations, including insider trading laws. The Company shall cooperate with governmental agencies in the proper performance of their duties to the fullest extent possible. To ensure the Company's compliance and cooperation commitment is satisfied, the General Counsel's office should be immediately informed of any governmental request or inquiry.

B.       ANTITRUST AND TRADE REGULATION

         Every officer, director, and employee of the Company shall at all times abide by the antitrust laws and trade regulations of the United States. Violations of the antitrust laws or trade regulations may subject the Company to fines, injunctions and substantial monetary damages. Moreover, violations of certain antitrust laws are considered felonies, exposing an employee to the risk of fine and/or imprisonment.

C.       RELATIONSHIPS WITH GOVERNMENTAL OFFICIALS

         Payments (regardless of amount), entertainment (other than meals where Company-related work activities are conducted), or gifts (of more than nominal value) to government officials and other government personnel of the United States and other domestic or foreign jurisdictions, regardless of motive, are viewed by the Company as


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improper and not permitted. The Company's relationship with public officials shall in all respects be of such a nature that the integrity and reputation of the officials and the Company will not be impugned in the event the full details of the relationship, including any gifts or entertainment, become a matter of public discussion.

IV.      EMPLOYMENT AND PERSONNEL PRACTICES

A.       GENERAL

         Every officer, director, and employee of the Company shall at all times abide by the strict legal requirements governing employment practices and employee relations. In addition, every person coming in contact with the Company, as an employee, customer, supplier, candidate for employment, or other third party, shall be treated fairly, courteously and respectfully. The Company has previously published its policies on discrimination and harassment as well as on the employment relationship in the Human Resources Policies and Procedures Manual and this Policy is meant as a supplement to such previously published policies.

B.       NON-DISCRIMINATION

         The Company shall not discriminate against any person on the basis of race, religion, national origin, age, sex, disability or veteran's status or other characteristic or status protected by applicable law. This prohibition on discrimination applies to practices in recruiting, employment, training, promotion, working conditions, compensation, benefits, job rules, discipline, and all other aspects of employment and employee relations.

C.       HARASSMENT

         The Company is committed to maintaining a work environment that is free from intimidation and harassment. Company policy prohibits sexual, racial, and other unlawful harassment in the work place. The Company will not tolerate undue influence, offensive behavior, sexual harassment, intimidation, or other disrespectful conduct by one employee toward another or by an employee toward a customer or supplier. Neither shall any employment or employee relations matter be decided based upon the existence or non-existence of any personal non-business relationship between employees.

D.       EMPLOYMENT CONTRACTS

         The Company shall not enter into any contract of employment without the prior written approval of the Compensation Committee of the Board of Directors of the Company.


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E.       EMPLOYEE RECORD CONFIDENTIALITY

         The personnel records of all Company employees shall be treated as the confidential information of the Company. No Company officer, director or employee shall copy or release any personnel or salary record to any third party, nor shall any private personal information contained in any personnel record be disclosed to any third party without the prior written approval of the General Counsel's office. Employees with authorized access to personnel or salary records shall institute measures to prevent the disclosure of any such records under their control.

V.       TRANSACTIONS IN SECURITIES

A.       TRADING IN COMPANY SECURITIES

         Directors, officers and employees are prohibited from trading in Company securities when they have material information which is not publicly known. Information is considered material if it is important enough to affect a decision by anyone to buy, sell or hold securities. Even when a director, officer or employee lacks undisclosed material information, it is a prudent practice to trade only when it is unlikely there is any unannounced material information anywhere within the Company. Therefore, it is the Company's policy that each Company director, officer and employee contact either the General Counsel's office or corporate secretary for approval before making any trade in Company securities. The Company has previously published its policies on securities trading and this Policy is meant as a supplement to such previously published policies.

         Directors, officers and employees should not engage in short-term speculation in Company securities, nor should they engage in any transaction where they profit if the value of Company securities falls.

B.       TRADING IN THE SECURITIES OF OTHER COMPANIES

         Directors, officers and employees should not trade in securities of a company which has been targeted for acquisition or is being reviewed or a property which is being reviewed or targeted as an acquisition candidate or a company which is being considered for or has just been awarded an important contract or relationship with the Company without first checking with the General Counsel's office.

C.       TRANSACTIONS BY OTHERS

         No director, officer or employee shall in any way encourage any third party to engage in any transaction in which the director, officer or employee himself cannot engage.



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D.       TRANSACTIONS BY OFFICERS AND DIRECTORS

         Officers and directors of the Company are subject to additional statutory restrictions covering transactions in Company securities. These restrictions (a) prohibit officers and directors from profiting on transactions within a six month period, (b) prohibit them from selling the stock short, and
(c) may restrict the amount of securities some of them can sell within a three month period. Officers and directors of the Company should review proposed transactions in Company securities with the General Counsel's office.

VI.      FAIR AND ACCURATE REPORTING AND RECORDKEEPING

         It is the policy of the Company to provide full, fair, accurate, timely and understandable disclosure in the reports that the Company files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Company. All funds, assets and disbursements of the Company shall be properly recorded in the appropriate records and books of account. To assure the Company's financial statements are maintained in accordance with generally accepted accounting principles or such other standards as may be appropriate and to assure that reports filed by the Company with the SEC are accurate and complete, the following policies are specifically adopted:

         1. Full Disclosure of Accounts. No secret or unrecorded fund of monies or other assets of the Company shall be established or maintained, and all payments and disbursements shall be properly recorded on the books and records of the Company.

         2. Accurate Entries to Accounts. The making of false or fictitious entries on the books and records of the Company and the issuance of false or misleading reports pertaining to the Company and its operations are prohibited, and no employee or officer shall engage in any transaction that requires or contemplates such prohibited activities on the part of the Company.

         3. Accurate Expense Accounts. All employees who seek reimbursement from the Company for expenses shall keep and submit to the Company complete and accurate records of such expenditures and their business purpose.

         Business records and communications often become public, and employees should avoid exaggeration, derogatory remarks, guesswork or inappropriate characterizations of people and companies. This applies equally to email, internal memos and formal reports. Records should always be retained or destroyed according to the Company's record retention policies. In accordance with these policies, in the event of actual or possible litigation or governmental investigation, employees should consult with the General Counsel's office.



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VII.     DISCLOSURE OR USE OF COMPANY INFORMATION

A.       GENERAL

         Each employee shall safeguard and keep private all Company proprietary and confidential information, including without limitation, trade secrets, trademarks, trade names or other intellectual property, as well as all such information relating to the Company's customers and employees. The disclosure of such Company information shall be permitted only when required by law and the approval of the General Counsel's office shall be obtained prior to the release of such information. Absent such approval, it shall be considered a violation of trust for any director, officer or employee:

         1. to use or release to a competitor, or any other third party any data on decisions, plans, or any other information concerning the Company which might be prejudicial to the interests of the Company;

         2. to appropriate, for their own use or for the unauthorized use by a third party, any Company technology, software, trade secrets or written materials (whether or not copyrighted or patented), business information, including but not limited to contracts, sales or customer information, marketing or other plans, data relating to costs and suppliers, system design information, manuals, computer tapes, discs, data processing records, financial data, or any other confidential or proprietary matters of any nature whatsoever;

         3. to copy, use, or release to a third party any employee data, personnel records, or any other private information concerning the Company's current or former employees; or

         4. to use or release any undisclosed material information concerning the Company, its plans or its performance, or any unpublished facts bearing upon the Company's business, plans, or performance.

B.       OUTSIDE INQUIRIES AND REQUESTS FOR INFORMATION

         If any third party makes contact with any Company personnel requesting an interview or seeking information concerning any Company-related matter, or if any media representative requests an interview or seeks information or opinions concerning any Company-related matter, whether or not the matter is confidential or proprietary, the requestor should be instructed to address its inquiry directly to the General Counsel's office so that questions can be answered with appropriate care by authorized personnel having unrestricted access to the Company's information resources. Employees with certain responsibilities will periodically be requested to complete a questionnaire similar to the one presented below.



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


VIII.    PROTECTION AND PROPER USE OF COMPANY ASSETS

         All employees should endeavor to protect the Company's assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on the Company's profitability. Any suspected incident of fraud or theft should be immediately reported for investigation. Company equipment should not be used for non-Company business, although incidental personal use may be permitted.

         The obligation of employees to protect the Company's assets includes its proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks and copyrights, as well as business, marketing and service plans, databases, records, salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information would violate Company policy. It could also be illegal and result in civil or criminal penalties.

IX.      WAIVERS OF THE BUSINESS ETHICS AND CONDUCT POLICY

         Any waiver of this Policy that applies to officers or directors may be made only by the Board of Directors or a committee of the Board of Directors and will be disclosed as required by law or stock exchange regulation.



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



                        EQUITY LIFESTYLE PROPERTIES, INC.
                          Management Representation of
                        Compliance with Company Policies
                                    July 2005


It is the responsibility of each Company officer, director, and employee to read and understand the ELS Business Ethics and Conduct Policy (the "Policy"), and to complete this questionnaire and promptly return it to the Company's General Counsel, Equity LifeStyle Properties, Inc., Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606. If you have supervisory duties, it is also your responsibility to ensure that employees reporting to you have read and understand the Policy and comply with the Policy. In addition, if the answer to any of Questions 2(a) through 3 is "YES", you must attach a brief explanatory statement disclosing the facts supporting your answer.


                                                                                        YES      NO
1.       Have you read the ELS Business Ethics and Conduct Policy
         and do you understand its contents?                                            ____    ____

2. Are you aware of any of the following practices relating to the Company's affairs:

         (a)      A situation or transaction described in the Conflicts of
                  Interest, Corporate Opportunities and  Violation of Trust
                  guidelines set forth in the Policy regardless of whether
                  or not that situation or transaction may have been
                  disclosed or approved in accordance with the Policy?                  ____    ____

         (b)      A violation of federal, state or local law?                           ____     ____

         (c)      A fraud, embezzlement, unrecorded fund or account,
                  or significant accounting error?                                      ____     ____

         (d)      An activity in violation of the Antitrust and Trade
                  Regulation guidelines set forth in the Policy?                        ____     ____

         (e)      A practice in violation of the Employment and Personnel
                  Practices guidelines of the Policy?                                   ____     ____

         (f)      A transaction in violation of the Transactions in
                  Securities guidelines set forth in the Policy?                        ____     ____

         (g)      A payment or gift to governmental officials?                          ____     ____

         (h)      An unauthorized disclosure of information which is
                  confidential or proprietary to the Company?                           ____    ____

         (i)      A practice in violation of the Protection and Proper
                  Use of Company Assets guidelines set forth in
                  The Policy:                                                           ____     ____

3.       Are you aware of any other transaction, practice, activity, event or circumstance which you believe should be brought to
         the Company's attention?                                                       ____     ____

================================================================================
The foregoing answers and any attached explanatory statements are true and correct to the best of my knowledge and belief.



                            Name:
                                 ---------------------------------

                            Signature:
                                      ----------------------------
                            Date:
                                 ---------------------------------

                        EQUITY LIFESTYLE PROPERTIES, INC.
                       Business Ethics and Conduct Policy
                                 Acknowledgement


         I have received, read, understand and will retain a copy of the Equity LifeStyle Properties, Inc. Business Ethics and Conduct Policy dated July, 2005, and comply with such Policy.


         Name
             ------------------------------------
         Signature
                  -------------------------------
         Position
                 --------------------------------
         Date
             ------------------------------------
         Property
                 --------------------------------


         This acknowledgment is to be completed by all employees of Equity LifeStyle Properties, Inc. and its affiliates and returned to the Company's General Counsel.


         Employees with certain responsibilities will periodically be required to complete an additional questionnaire which will be furnished to them separately.




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